Exhibit 15

                               EUCLID MUTUAL FUNDS
                                 Class B Shares
                          RULE 12b-1 DISTRIBUTION PLAN

            This distribution plan (the "Rule 12b-1 Distribution Plan" or the "Plan") has been adopted by the sole shareholder of the Class B Shares of Euclid Market Neutral Fund which is a series of Euclid Mutual Funds (the "Trust"), a Delaware business trust, on April 22, 1998, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act").

                                 W H E R E A S:

            The Trust is an open-end management investment company and is registered as such under the Act. The Trust has the above listed series which is currently being offered, and the Board of Trustees may establish and offer additional series in the future. The Trust has a multi-class distribution system that allows each series to offer investors the option of purchasing shares either subject to a front-end sales charge (which may be reduced or waived under certain circumstances as described in the Trust's Prospectus) coupled with a Rule 12b-1 Plan distribution fee (the "Class A Shares"), subject to a declining contingent deferred sales charge (if sold within six years after purchase), a Rule 12b-1 Plan distribution fee and a service fee (the "Class B Shares") or subject to a contingent deferred sales charge (if sold within one year after purchase), a Rule 12b-1 Plan distribution fee and a service fee (the "Class C Shares"). Euclid Market Neutral Fund offers investors the option of purchasing a fourth class of shares (the "Class I Shares") which does not have a Rule 12b-1 Plan. This Plan, however, governs only the Class B Shares of each series of the Trust. The Trust may, from time to time, distribute shares of any class of any series through a contractual arrangement (the "Distribution Agreement") with a principal distributor (the "Principal Distributor") for such class of shares of such series duly qualified to act on behalf of the Trust in such capacity, it being understood that the Trust may change the Principal Distributor for any class of shares of any series from time to time. The Board of Trustees, including a majority of the Qualified Trustees (as defined in paragraph 5 herein), has determined to adopt this Plan. In voting to approve this Plan, the Trustees have determined, in the exercise of their reasonable business judgment and in light of their fiduciary duty, that there is a reasonable likelihood that this Plan will benefit the Class B Shares of Euclid Market Neutral Fund.

            NOW, THEREFORE, in consideration of the foregoing, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the Act on the following terms and conditions:

            1. The Trust shall pay to each Principal Distributor of Class B Shares of any series (includingEuclid Market Neutral Fund) its "Allocable Portion," as hereinafter defined, of the distribution fee allowable under the Rules of Conduct of NASD Regulation, Inc. (the "Rules of Conduct") in respect of such Class of Shares of such series, consisting of a distribution fee at the rate of three quarters of one percent (0.75%) per annum of the average daily net assets of such Class of Shares (the "Distribution Fee") and a service fee at the rate of one quarter of one percent (0.25%) of the average daily net assets of such Class of Shares of such series of the Trust (as described in the Prospectus). For purposes of applying the limitation set forth in the Rules of Conduct on the maximum amount of the Distribution Fee payable in respect of the Class B Shares of any series, the Trust hereby elects to add to six and one quarter percent (6.25%) of the issue price of the Class B Shares interest thereon at the rate of prime plus one percent per annum. A contingent deferred sales charge ("CDSC") also shall be payable by the holders of Class B Shares in the case of early redemption of such Class B Shares (as described in the Prospectus).

            2. The amounts set forth in paragraph 1 of this Plan shall be paid for the Principal Distributor's services and expenses as distributor of the Class B Shares of the Trust and may be spent by the Principal Distributor, in its discretion, on, among other things, compensation to and expenses (including overhead and telephone expenses) of account executives or other employees of the Principal Distributor or of other broker-dealers who engage in or support distribution of shares; printing of prospectuses and reports for other than existing shareholders; advertising; preparation, printing and distribution of sales literature; and allowances to other broker-dealers. In addition, whether or not required to be provided for in this Rule 12b-1 Distribution Plan, to the extent approved by the shareholders of a particular series and the Board of Trustees of the Trust, the Class B Shares or a series may pay or reimburse the Principal Distributor and others for all of its organizational and initial offering expenses. Such amounts are in addition to and not limited by the amounts as set forth in paragraph 1 herein.

            3. Any Distribution Agreement in respect of Class B Shares of any series may provide that: (I) the Principal Distributor in respect of such Distribution Agreement will be deemed to have fully earned its Allocable Portion of the Distribution Fee payable in respect of Class B Shares of such series upon the sale of each "Initial Issue Commission Share" (as hereinafter defined) of such series taken into account in determining such Principal Distributor's Allocable Portion of such Distribution Fee; (II) except as provided in (III) below, the Trust's obligation to pay such Principal Distributor its Allocable Portion of the Distribution Fee payable in respect of the Class B Shares of such series shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever (it being understood that such provision is not a waiver of the Trust's right to pursue such Principal Distributor and enforce such claims against the assets of such Principal Distributor other than its right to the Distribution Fees and CDSCs in respect of the Class B Shares of such series); (III) the Trust's obligation to pay such Principal Distributor its Allocable Portion of the Distribution Fee payable in respect of the Class B Shares of such series shall not be terminated or modified except to the extent required by a change in the Act or the Rules of Conduct enacted or promulgated after September 15, 1995 (a "Change-in-

Applicable-Law"), or in connection with a "Complete Termination" (as hereinafter defined) of this Plan in respect of the Class B Shares of such series; (IV) the Trust will not waive or change any CDSC in respect of the Class B Shares of such series, except as provided in the Trust's Prospectus or statement of additional information without the consent of the Principal Distributor (or its assigns);
(V) except to the extent required by a Change-in-Applicable-Law, neither the termination of such Principal Distributor's role as principal distributor of the Class B Shares of such series, nor the termination of such Distribution Agreement nor the termination of this Plan will terminate such Principal Distributor's right to its Allocable Portion of the CDSCs in respect of Class B Shares of such series sold prior to such termination; (VI) except as provided in the Trust's Prospectus and statement of additional information, until such Principal Distributor has been paid its Allocable Portion of the Distribution Fees in respect of the Class B Shares of such series, the Trust will not adopt a plan of liquidation in respect of such series without the consent of such Principal Distributor (or its assigns); and (VII) such Principal Distributor may sell and assign its rights to its Allocable Portion of the Distribution Fees and CDSCs (but not such Principal Distributor's obligations to the Trust under the Distribution Agreement) to raise funds to make the expenditures related to the distribution of Class B Shares of such series and in connection therewith, upon receipt of notice of such sale and assignment, the Trust shall pay to the purchaser or assignee such portion of the Principal Distributor's Allocable Portion of the Distribution Fees in respect of the Class B Shares of such series so sold or assigned. For purposes of this Plan, the term "Allocable Portion" means, in respect of Distribution Fees payable in respect of the Class B Shares of any series as applied to any Principal Distributor, the portion of such Distribution Fees and CDSCs allocated to such Principal Distributor in accordance with the Allocation Schedule (as hereinafter defined). For purposes of this Plan, the term "Complete Termination" of this Plan means, in respect of any series, a termination of this Plan involving the cessation of payments of Distribution Fees hereunder in respect of Class B Shares of such series and the cessation of payments of distribution fees pursuant to every other rule 12b-1 plan of the Trust in respect of such series for every future class of shares which, in the good faith determination of the Board of Trustees of the Trust, has substantially similar economic characteristics to the Class B Shares taking into account the total sales charge, contingent deferred sales charge and other similar charges, it being understood that the existing Class A Shares and the existing Class C Shares do not have substantially similar economic characteristics to the Class B Shares. For purposes of this Plan, the term "Allocation Schedule" means, in respect of the Class B Shares of any series, a schedule which shall be approved in the same manner as this Plan as contemplated by Section 5 hereof for assigning to each Principal Distributor of Class B Shares of such series the portion of the total Distribution Fees payable by the Trust in respect of the Class B Shares of such series which has been earned by such Principal Distributor, which shall be attached to and become a part of any Distribution Agreement in respect of Class B Shares. For purposes of clause (I) of the first sentence of this Section 3, the term "Initial Issue Commission Share" shall mean, in respect of any series, a Class B Share which is a Commission Share issued by such series under circumstances other than in connection with a permitted free exchange with another fund. For purposes of the foregoing definition a "Commission Share" shall mean, in respect of any series, each Class B Share of such series which is issued under circumstances which would normally give rise to an obligation of the holder of such Class B Share to pay a CDSC upon redemption of such Share, including, without limitation, any Class B Share of such Fund issued in connection with a permitted free exchange, and any such Class B Share shall not cease to be a Commission Share prior to the redemption (including a redemption in connection with a permitted free exchange) or conversion even though the obligation to pay the CDSC shall have expired or conditions for thereof still exist.

            4. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of Class B Shares of the Series. With respect to the submission of this Plan for such a vote, it shall have been effectively approved with respect to Class B Shares of any series if a majority of the outstanding voting securities of Class B Shares of that series votes for the approval of this Plan, notwithstanding that: (1) this Plan has not been approved by a majority of the outstanding voting securities of Class B Shares of any other series, or (2) the matter has not been approved by a majority of the outstanding voting securities of Class B Shares of the Trust.

            5. This Plan shall become effective with respect to the Class B Shares of a series upon approval, together with any related agreements, by a majority vote of both (i) the Board of Trustees and (ii) those Trustees who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on this Plan and such related agreements.

            6. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 5 herein.

            7. In each year that this Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall prepare and furnish to the Board and the Board shall review, at least quarterly, written reports, complying with the requirements of Rule 12b-1 under the Act, of the amounts expended under this Plan and purposes for which such expenditures were made.

            8. This Plan may be terminated at any time with respect to the Class B Shares of any series by a majority vote of the Qualified Trustees or by vote of a majority of the outstanding voting securities of Class B Shares of that series. This Plan may remain in effect with respect to the Class B Shares of a series even if it has been terminated in accordance with this paragraph with respect to one or more other series of the Trust.

            9. This Plan may not be amended in order to increase materially the amount of distribution expenses provided for in paragraph 1 herein unless such amendment is approved by a majority (as defined in the Act) of the outstanding voting securities of Class B Shares and no material amendment to this Plan shall be made unless approved in the manner provided in paragraph 5 herein.

            10. While this Plan shall be in effect, the selection and nomination of Trustees who are not interested persons of the Trust (as defined in the Act) shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

            The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 7 herein, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

            The Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware and notice is hereby given that this Plan is adopted on behalf of the Trust, and not by the Trustees or officers of the Trust individually, and the obligations of or arising out of this Plan are not binding upon the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. Notice is hereby given that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

Date: April 22, 1998

                               EUCLID MUTUAL FUNDS
                        Class A Shares and Class C Shares
                          RULE 12b-1 DISTRIBUTION PLAN

            This distribution plan (the "Rule 12b-1 Distribution Plan" or the "Plan"), has been adopted by the sole shareholder of the Class A Shares and Class C Shares of Euclid Market Neutral Fund, a series of Euclid Mutual Funds (the "Trust"), a Delaware business trust, on April 22, 1998, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act").

                                 W H E R E A S:

            The Trust is an open-end management investment company and is registered as such under the Act. The Trust has the above listed series which is currently being offered, and the Board of Trustees may establish and offer additional series in the future. The Trust has a multi-class distribution system that allows each series to offer investors the option of purchasing shares either subject to a front-end sales charge (which may be reduced or waived under certain circumstances as described in the Trust's Prospectus) coupled with a Rule 12b-1 Plan distribution fee (the "Class A Shares"), subject to a declining contingent deferred sales charge (if sold within six years after purchase), a Rule 12b-1 Plan distribution fee and a service fee (the "Class B Shares") or subject to a contingent deferred sales charge (if sold within one year after purchase), a Rule 12b-1 Plan distribution fee and a service fee (the "Class C Shares"). Euclid Market Neutral Fund (the "Fund") offers investors the option of purchasing a fourth class of shares (the "Class I Shares"), which does not have a Rule 12b-1 Plan. This Plan, however, governs only the Class A Shares and Class C Shares of each series of the Trust. The Trust may, from time to time, distribute shares of any class of any series through a contractual arrangement (the "Distribution Agreement") with a principal distributor (the "Principal Distributor") for such class of shares of such series duly qualified to act on behalf of the Trust in such capacity, it being understood that the Trust may change the Principal Distributor for any class of shares of any series from time to time. The Board of Trustees, including a majority of the Qualified Trustees (as defined in paragraph 6 herein), has determined to adopt this Plan. In voting to approve this Plan, the Trustees have determined, in the exercise of their reasonable business judgment and in light of their fiduciary duty, that there is a reasonable likelihood that this Plan will benefit the Class A Shares and Class C Shares of the Fund.

            NOW, THEREFORE, in consideration of the foregoing, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the Act on the following terms and conditions:

            1. The Trust shall pay to the Principal Distributor of Class A Shares of any series of the Trust a fee at the rate of .30 of 1% per annum of the average daily net assets of the Class A Shares of each series of the Trust. If at any time this Plan shall not be in effect with respect to the Class A Shares of all series, the above fee shall be calculated on the basis of the net assets of Class A Shares of those series for which the Plan is in effect. The fee shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Trustees shall determine.

            2. The Trust shall pay to the Principal Distributor of Class C Shares of any series of the Trust a distribution fee at the rate of 1% per annum of the average daily net assets of the Class C Shares of each series of the Trust. The fee for all such payments made to the Distributor under this paragraph includes a service fee of .25 of 1% per annum of the average daily net assets of the Class C Shares of each series. The fee is paid to financial services firms including National Association of Securities Dealers, Inc. ("NASD") member firms (commencing one year after purchase with respect to Class C Shares) for continuous personal service by such firms to investors in such Class C Shares. If at any time this Plan shall not be in effect with respect to the Class C Shares of all series, the above fees shall be calculated on the basis of the net assets of Class C Shares of those series for which the Plan is in effect. The fees shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Trustees shall determine. For purposes of applying the limitation set forth in the Rules of Conduct of NASD Regulation, Inc. on the maximun amount of the Distribution Fee payable in respect of the Class C Shares of any series, the Trust hereby elects to add to six and one quarter percent (6.25%) of the issue price of the Class C Shares interest thereon at the rate of prime plus one percent per annum.

            3. The amounts set forth in paragraphs 1 and 2 of this Plan shall be paid for the Principal Distributor's services and expenses as distributor of the Class A Shares and Class C Shares of the Trust and may be spent by the Principal Distributor, in its discretion, on, among other things, compensation to and expenses (including overhead and telephone expenses) of account executives or other employees of the Principal Distributor or of other broker-dealers who engage in or support distribution of shares; printing of prospectuses and reports for other than existing shareholders; advertising; preparation, printing and distribution of sales literature; and allowances to other broker-dealers. In addition, whether or not required to be provided for in this Rule 12b-1 plan, to the extent approved by the shareholders of a particular class or series and the Board of Trustees of the Trust, a class or series may pay or reimburse the Principal Distributor and others for all of its organizational and initial offering expenses. Such amounts are in addition to and not limited by the amounts as set forth in paragraphs 1 and 2 herein.

            4. This Plan shall not take effect with respect to the Class A Shares of a series until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of Class A Shares of the series. With respect to the submission of this Plan for such a vote, it shall have been effectively approved with respect to Class A Shares of any series if a majority of the outstanding voting securities of Class A Shares of that series votes for the approval of this Plan, notwithstanding that: (1) this Plan has not been approved by a majority of the outstanding voting securities of Class A Shares of any other series, or (2) the matter has not been approved by a majority of the outstanding voting securities of Class A Shares of the Trust.

            5. This Plan shall not take effect with respect to the Class C Shares of a series until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of Class C Shares of the series. With respect to the submission of this Plan for such a vote, it shall have been effectively approved with respect to Class C Shares of any series if a majority of the outstanding voting securities of Class C Shares of that series votes for the approval of this Plan, notwithstanding that: (1) this Plan has not been approved by a majority of the outstanding voting securities of Class C Shares of any other series, or (2) the matter has not been approved by a majority of the outstanding voting securities of Class C Shares of the Trust.

            6. This Plan shall not become effective with respect to the Class A Shares or Class C Shares of a series without the approval, together with the approval of any related agreements, of a majority vote of both (i) the Board of Trustees and (ii) those Trustees who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on this Plan and such related agreements.

            7. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 6 herein.

            8. In each year that this Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall prepare and furnish to the Board and the Board shall review, at least quarterly, written reports, complying with the requirements of Rule 12b-1 under the Act, of the amounts expended under this Plan and purposes for which such expenditures were made.

            9. This Plan may be terminated at any time with respect to the Class A Shares of any series by a majority vote of the Qualified Trustees or by vote of a majority of the outstanding voting securities of Class A Shares of that series. This Plan may remain in effect with respect to the Class A Shares of a series even if it has been terminated in accordance with this paragraph with respect to one or more other series of the Trust.

            10. This Plan may be terminated at any time with respect to the Class C Shares of any series by a majority vote of the Qualified Trustees or by vote of a majority of the outstanding voting securities of Class C Shares of that series. This Plan may remain in effect with respect to the Class C Shares of a series even if it has been terminated in accordance with this paragraph with respect to one or more other series of the Trust.

            11. This Plan may not be amended in order to increase materially the amount of distribution expenses provided for in paragraphs 1 and 2 herein unless such amendment is approved in the manner provided in paragraphs 4 and 5 herein, and no material amendment to this Plan shall be made unless approved in the manner provided in paragraph 6 herein.

            12. While this Plan shall be in effect, the selection and nomination of Trustees who are not interested persons of the Trust (as defined in the Act) shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

            The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 8 herein, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

            The Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware and notice is hereby given that this Plan is adopted on behalf of the Trust, and not by the Trustees or officers of the Trust individually, and the obligations of or arising out of this Plan are not binding upon the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust.

Date: April 22, 1998